Exhibit 15.1

CONSENT OF INDEPENDENT REGISTERED

PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-161827) pertaining to the 2003 Stock Option Plan of Sinovac Biotech Ltd., of our reports dated April 29, 2013, with respect to the consolidated financial statements of Sinovac Biotech Ltd. and the effectiveness of internal control over financial reporting of Sinovac Biotech Ltd., included in this Annual Report (Form 20-F) for the year ended December 31, 2012.

Vancouver, Canada	/s/ Ernst &Young LLP
April 29, 2013	Chartered Accountants